Exhibit 10.14

Date: 10 March 2020

Our ref: 94137/619781/SMEl

New Vision Lighting (Hong Kong) Limited

Flat A, 4/F

Meyer Industrial Building

2 Chong Yip Street

Kwun Tong, Kowloon

Dear Sirs,

BANKING FACILITIES

DBS Bank (Hong Kong) Limited (the “Bank”, which expression shall include its successors and assigns) is pleased to advise that it is prepared to consider making available or continuing to make available the banking facilities detailed below (each a “Facility” and together the “Facilities”) to the Borrower described below, subject to the provisions of this letter and the attached “Standard Terms and Conditions Governing Facilities and Services” (“Standard Conditions”).

A.	BORROWER:

New Vision Lighting (Hong Kong) Limited

B.	FACILITY LIMITS:

Type(s) of Facility		Facility Limit(s)

I.	Overdraft	HKD9,500,000.-
2.	Installment Loan (I) (Outstanding Amount) (Loan No. 1004947910068160)	HKD7,747,968.69
3.	Installment Loan (II) (Outstanding Amount) (Loan No. 1004947910189460)	HKD2,586,580. l8
4.	Installment Loan (III) (Outstanding Amount) (Loan No. 8884780925181000)	USD123,590.54
5.	Letter of Credit	HKD6,500,000.-
6.	Trust Receipt	HKD6,500,000.-
7.	Account Payable Financing	HKD6,500,000.-

Important Condition(s) Governing Facility Limits:-

●	The aggregate outstanding of Facilities 5 to 7 shall not at any time exceed HKD6,500,000.-.

Hong Kong/ENT/SVS/0426(10/19)

1

New Vision Lighting (Hong Kong) Limited	Our ref: 94137/619781/SMEl

C.	PRICING AND CONDITIONS:

Unless otherwise provided herein, interest and commission(s) on the Facilities will be charged at the Bank’s standard rate that may be varied from time to time at the Bank’s discretion.

Overdraft	Interest: 0.5% per annum over Prime Rate quoted by the Bank from time to time, on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank.

Installment Loan (I) (Loan No. 1004947910068160)	Interest: 3.1% per annum below Prime Rate quoted by the Bank from time to time on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank.

Repayment: Principal together with accrued interest will be repayable by 190 equal monthly installments (except final payment which shall be the then outstanding balance and accrued interest). At the Bank’s discretion and without prior notice, the amount and/or the number of monthly installments may be varied if the interest rate changes. The first installment shall be paid one month after the date of advance of the loan and the subsequent installments shall be paid on the corresponding day of each succeeding month until the loan and all accrued interest are repaid in full.

Prepayment:

● one month prior written notice.
● if full prepayment is not on an installment due date, interest shall be calculated and payable up to upcoming installment due date.

Installment Loan (II) (Loan No. 1004947910189460)	Interest: 3.1% per annum below Prime Rate quoted by the Bank from time to time on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank.

Repayment: Principal together with accrued interest will be repayable by 136 equal monthly installments (except final payment which shall be the then outstanding balance and accrued interest). At the Bank’s discretion and without prior notice, the amount and/or the number of monthly installments may be varied if the interest rate changes. The first installment shall be paid one month after the date of advance of the loan and the subsequent installments shall be paid on the corresponding day of each succeeding month until the loan and all accrued interest are repaid in full.

Prepayment:

● one month prior written notice.
● if full prepayment is not on an installment due date, interest shall be calculated and payable up to upcoming installment due date.

Hong Kong/ENT/SVS/0426(10/19)

2

New Vision Lighting (Hong Kong) Limited	Our ref: 94137/619781/SMEl

Installment Loan (III) (Loan No. 8884780925181000)

Interest: Payable monthly in arrears at 2% per annum below USD Prime Rate quoted by the Bank from time to time, on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank.

Principal Repayment: Repayable by 47 monthly installments as per the following repayment schedule. The first payment being made one month after first drawdown date:

Repayment Schedule

1st payment to 59th payment: USD756.05

Final payment: the outstanding balance

Prepayment: Allowed, subject to one month prior written notice to the Bank unless otherwise agreed by the Bank. Prepayment should be made on an interest payment date and all prepaid amounts will be applied for repayment in an inverse order of maturity.

Letter of Credit (“L/C”)	Validity: 6 months. Tenor: At sight or usance up to 120 days.

Trust Receipt (“T/R”)

Maximum Tenor: 120 days.

Maximum Tenor (T/R plus Acceptance): 120 days.

Interest: (i) Prime Rate quoted by the Bank from time to time for HKD bills or (ii) Standard Bills Rate quoted by the Bank from time to time for other currency bills, on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank.

Account Payable Financing

Financing percentage: 100% of invoice value against original or copy of supplier’s invoice duly certified as a true copy by the Borrower.

Maximum Tenor: 120 days, less: (i) supplier’s credit period (if any); and (ii) in case payment is made to the supplier after the payment due date, the period already lapsed.

Interest: (i) Prime Rate quoted by the Bank from time to time for HKD bills or (ii) Standard Bills Rate quoted by the Bank from time to time for other currency bills, on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank.

Hong Kong/ENT/SVS/0426(10/19)

3

New Vision Lighting (Hong Kong) Limited	Our ref: 94137/619781/SMEl

The suppliers and each of the individual facility limits are subject to the Bank’s approval on a case-by-case basis. The Bank may from time to time carry out at the Borrower’s expense updated searches of the said suppliers and all related costs and fees may be debited to the Borrower’s account.

Note:

	1)	For invoice issued by Energys Group Limited to Borrower:

		i)	utimate supplier (3rd party) invoice to “Energys Group Limited ” must be provided and
		ii)	2 set of invoice must show same
			a)	quantity and
			b)	descriptions of goods
		iii)	Account Payable Financing Facility finance amount should be based on the invoice issued by ultimate supplier (3rd paty)

	2)	Transportation document to substitute bill lading is acceptable.

Review Fee	HKD10,000.-

D.	SECURITY AND CONDITIONS PRECEDENT:

Unless otherwise approved by the Bank, the Facilities will be made available or continue to be made available to the Borrower provided that the Bank has received each of the following, in a form and substance satisfactory to the Bank:

1.	This letter duly executed by the Borrower.

2.	General Commercial Agreement duly executed by the Borrower.

3.	All monies First Legal Charge/Mortgage over the property at No.3E, Sheung Yeung, Sai Kung, New Territories and an assignment of insurance policy in respect of the above property duly executed by and in the name of Lau Ying Sang Edley.

4.	All monies First Legal Charge/Mortgage over the property at Flat A, 2/F, Block 6, Villa Carlton, No.369 Tai Po Road, Kowloon and an assignment of insurance policy in respect of the above property duly executed by and in the name of Lau To Lai Yung Agnes.

5.	Guarantee and Indemnity for an unlimited amount duly executed by Lau Kwok Yan Michael, Lau Ying Sang Edley and Lau To Lai Yung Agnes.

6.	Guarantee and Indemnity for an unlimited amount duly executed by Lau Tom Ko Yuen, Cox Kevin and Adams Steven Paul.

7.	Guarantee and Indemnity for an unlimited amount duly executed by Energy Conservation Solutions Limited.

8.	Guarantee and Indemnity for an unlimited amount duly executed by Energys Group Holding Limited.

Hong Kong/ENT/SVS/0426(10/19)

4

New Vision Lighting (Hong Kong) Limited	Our ref: 94137/619781/SMEl

9.	Evidence on acceptance of appointment as process agent for Cox Kevin in respect of service of legal process under the documents to which he is a party.

10.	Evidence on acceptance of appointment as process agent for Adams Steven Paul in respect of service of legal process under the documents to which he is a party.

11.	Evidence on acceptance of appointment as process agent for Energy Conservation Solutions Limited in respect of service of legal process under the documents to which it is a party.

12.	Evidence on acceptance of appointment as process agent for Energys Group Holding Limited in respect of service of legal process under the documents to which it is a Party.

13.	Assignment of the life insurance policy of Lau Kwok Yan Michael (“Insurance Policy”) with an insured sum of not less than USD600,000.- duly executed by the policy holder and the beneficiary(ies) in favour of the Bank together with the following documents :

(i)	Confirmation letter on Day One Cash Surrender Value issued by insurance company;
(ii)	Premium Payment Notice issued by insurance company;
(iii)	Copy of Completed application form (or closed paper / documentation) signed by policy holder with details of policy holder, person insured and beneficiary(ies);
(iv)	Notice of Assignment duly executed by the policy holder and the beneficiary(ies); and
(v)	Acknowledgment of the Notice of Assignment duly signed by insurance company.

14.	Commercial Credit Reference Agency consent form duly executed by the Borrower.

15.	All documents and/or other requirements (including but not limited to copy of identification document of all authorized signers) for complying with Customer Acceptance Policies or similar requirements imposed by governing authorities and/or the Bank.

16.	Original or Certified copies of all necessary consents, approvals and other authorizations (including but not limited to those required by relevant governing authorities and/or the resolutions of the directors and shareholders of the Borrower and/or any security provider(s)) in connection with the execution, delivery, performance and enforcement of this letter and all other documents mentioned above, if applicable.

17.	Original or Certified copies of all necessary registrations and filings as may be required by relevant governing authorities in connection with the execution, delivery, performance and enforcement of this letter and all other documents mentioned above, if applicable.

18.	Such other documents, items or evidence that the Bank may request from time to time.

Hong Kong/ENT/SVS/0426(10/19)

5

New Vision Lighting (Hong Kong) Limited	Our ref: 94137/619781/SMEl

E.	FACILITY ADJUSTMENT AND TOP-UP REQUIREMENT

The Borrower shall comply with (and procure any security provider to comply with) at all times the security coverage ratio(s) specified in this letter or as may be determined by the Bank from time to time. If any of the security coverage ratio(s) shall at any time fall below the level required by the Bank, the Borrower shall provide additional security acceptable to the Bank and/or reduce the outstanding of the Facilities designated by the Bank, in order to comply with the relevant requirements within the time limit imposed by the Bank from time to time. Without prejudice to the rights of the Bank under this letter, the Bank is authorized, from time to time, to uplift, realize, collect or sell as the Bank may think fit and without being liable for any loss to the Borrower or any security provider, if applicable, all or any part of the securities pledged to the Bank without any prior notice to the Borrower or any security provider, if applicable, and to apply the proceeds in or towards satisfaction of the Borrower’s indebtedness owing to the Bank.

F.	COVENANTS AND UNDERTAKINGS:

In addition to the undertakings specified in the “Standard Conditions”, the Borrower undertakes to the Bank that it will:

●	not use and will ensure that the Overdraft Facility will not be used for property acquisition or investment purpose(s)

●	ensure that all consents, licences, approvals, registrations and filings (as appropriate) in connection with the Facilities, guarantee or securities as may be provided in relation to the Facilities granted hereunder are duly obtained, completed and will remain in full effect throughout the period if any amount is or may become outstanding under the Facilities.

●	promptly submit to the Bank:

a)	with reasonable promptness, details of any litigation, arbitration or administrative proceeding current or, to its knowledge, threatened or commenced against it; and
b)	other information that the Bank may request from time to time.

●	immediately inform the Bank of:

a)	any change of the Borrower’s directors or beneficial shareholders (except where the Borrower is a listed company).
b)	any factor which may inhibit, impair or delay performance by the Borrower or the security provider(s), if any, of the obligations under any loan and security documents to which they are a party.
c)	the failure to continue to obtain consents, licences, approvals, registrations and filings (as appropriate) in connection with the granting of the Facilities and/or the provision of securities (including without limitation guarantee(s)) in relation to the Facilities granted hereunder throughout the period when there is outstanding under the Facilities.

Hong Kong/ENT/SVS/0426(10/19)

6

New Vision Lighting (Hong Kong) Limited	Our ref: 94137/619781/SMEl

G.	OTHER TERMS AND CONDITIONS

The Facilities are available at the sole discretion of the Bank and are in all respects uncommitted. The Bank may at any time immediately modify, terminate, cancel or suspend the Facilities or any part of it, or otherwise vary the Facilities or any part of it, without the consent of the Borrower or any other person. Unless the changes are not within the Bank’s control, the Bank shall give reasonable notice to the Borrower for any variation to the Facilities affecting the interest, fees and charges and the liabilities or obligations of the Borrower, and such variation shall take effect after the expiration of such notice which may be given by the Bank by such means as the Bank may at its discretion see fit.

Notwithstanding any provisions stated in this letter, the Facilities are repayable on demand by the Bank. Without limiting the Bank’s right to make a demand at any time, the Borrower acknowledges that the Bank may do so if it finds the credit rating of the insurance company issuing the Insurance Policy unsatisfactory or unacceptable. The Bank has the overriding right at any time to require immediate payment of all principal, interest, fees and other amounts outstanding under this letter or any part thereof and/or to require cash collateralisation of all or any sums actually or contingently owing to it under the Facilities.

Payment by the Borrower to the Bank shall be in the currency of the relevant liability. The Borrower hereby authorizes the Bank to debit any sum which may be required to meet the payment of principal, interest, default interest, handling fee, commissions, fire insurance premium and other fees and charges in relation to (i) the Facilities or (ii) such other loan(s) into which the Facilities may from time to time be converted, consolidated and /or replaced from (unless otherwise specified by the Borrower) any of the current account(s) / savings account(s) maintained by the Borrower with the Bank and in case such account(s) is/are not in the same currency as the liability, the Borrower hereby authorizes the Bank to perform relevant foreign exchange based on the prevailing exchange rate of the Bank in order to settle the relevant payment in the currency of the liability.

The “Standard Conditions” attached and/or referred to in this letter form an integral part of this letter and the Borrower agrees to observe and be bound by them. In the event of any conflict or inconsistency between the “Standard Conditions” and the provisions of this letter, this letter shall prevail. The Bank may, at its absolute discretion vary, amend or supplement any of the terms of the “Standard Conditions”. Such variation, amendment or supplement shall take effect not less than 30 days after the date of the notice to the Borrower setting out details of such variation, amendment or supplement or, if later, the date specified in the notice. The Borrower agrees to be bound by any such amended or revised “Standard Conditions”.

This letter and the Facilities shall be governed by the laws of the Hong Kong Special Administrative Region and the parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

The Bank recognises that banks have an important role to play in promoting responsible environmental, social and governance (“ESG”) behaviour of our customers and is committed to practising responsible financing. We trust that the information, including ESG information based on publicly available information as well as any information provided by your company representatives, to be true and accurate and is covered by the Undertakings given by you to us in the “Standard Conditions” and any other agreements relating to banking facilities granted by us to you.

Hong Kong/ENT/SVS/0426(10/19)

7

New Vision Lighting (Hong Kong) Limited	Our ref: 94137/619781/SMEl

Please signify your understanding and acceptance of this offer by signing and returning to us the duplicate copy of this letter and provide each of the items under the section headed “Security And Conditions Precedent” above, for the attention of Mr. Steve Ng (“Designated Relationship Manager”), within one month from the date of this letter, otherwise the offer will lapse at the discretion of the Bank. [By accepting this offer, you are deemed to have confirmed to the Bank that you are not a Connected Person as set out in clause 18 of the “Standard Conditions”.

When accepted, this letter will supersede the facility letter the Bank has sent to the Borrower with reference number: 56751/619781/CB7 and its supplemental facility letter(s), if any.

We enclose a set of documents which should also be completed and returned to us. If you have any queries, please contact the Designated Relationship Manager at telephone number 3668-5223.

We are pleased to be of service to you.

Your faithfully,
For and on behalf of
DBS Bank (Hong Kong) Limited

/s/
Authorized Signatories

YW/cl
Encl.

Hong Kong/ENT/SVS/0426(10/19)

8

New Vision Lighting (Hong Kong) Limited	Our ref: 94137/619781/SMEl

We have verbally confirmed with the Bank upon the Facility application that this Facility application from us was not referred by third party (means all kinds of engagement including having the facility application referred by and/or channeled through and/or acted through third party), and hereby repeat and declare the same in writing.

We hereby confirm our understanding and acceptance of all the terms and conditions set out in (i) this letter and (ii) the “Standard Conditions” attached to this letter and our agreement to be bound by all of them.

Signed for and on behalf of

New Vision Lighting (Hong Kong) Limited

/s/
Authorized signor(s)

Signature of Witness :

/s/ NG KAM WING
Name of Witness:
Hong Kong Identification / Passport No:

Hong Kong/ENT/SVS/0426(10/19)

9